Exhibit 10.5

CENTENE CORPORATION

Incentive Stock Option Agreement Granted Under

Amended and Restated 2003 Stock Incentive Plan

THIS AGREEMENT is entered into by and between CENTENE CORPORATION, a Delaware corporation (hereinafter the “Company”), and the undersigned employee of the Company (hereinafter the “Participant”).

WHEREAS, the Participant renders important services to the Company and acquires access to Confidential Information (as defined below) of the Company in connection with Participant’s relationship with the Company; and

WHEREAS, the Company desires to align the long-term interests of its valued employees with those of the Company by providing the ownership interest granted herein and to prevent former employees whose interest may become adverse to the Company from maintaining an ownership interest in the Company;

NOW, THEREFORE, in consideration of the foregoing and the mutual agreements herein contained, the parties hereto hereby agree as follows:

1. Grant of Option

This agreement evidences the grant by the Company, on              (the “Grant Date”) to              (the “Participant”) of an option to purchase, in whole or in part, on the terms provided herein and in the Company’s Amended and Restated 2003 Stock Incentive Plan (the “Plan”), a total of              shares (the “Shares”) of common stock, $0.001 par value per share, of the Company (“Common Stock”) at $             per Share. Unless earlier terminated, this option shall expire at 5:00 p.m., Central time, on              (the “Final Exercise Date”).

It is intended that the option evidenced by this agreement shall be an incentive stock option as defined in Section 422 of the Internal Revenue Code of 1986, as amended, and any regulations promulgated thereunder (the “Code”). Except as otherwise indicated by the context, the term “Participant”, as used in this option, shall be deemed to include any person who acquires the right to exercise this option validly under its terms.

2. Vesting Schedule

This option will become exercisable (“vest”) as to             % of the original number of Shares on the [    ] anniversary of the Grant Date and as to an additional             % of the original number of Shares at the end of each successive [    ] period following the first anniversary of the Grant Date until the [    ] anniversary of the Grant Date.

The right of exercise shall be cumulative so that to the extent the option is not exercised in any period to the maximum extent permissible it shall continue to be exercisable, in whole or in part, with respect to all Shares for which it is vested until the earlier of the Final Exercise Date or the termination of this option under Section 3 hereof or the Plan.

In the event of a “Change in Control” of the Company, all of the Shares that (but for the application of this clause) are not vested at the time of the occurrence of such Change in Control event shall vest. A “Change in Control” shall be deemed to have occurred if any of the events set forth in any one of the following clauses shall occur: (i) any Person (as defined in section 3(a)(9) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and as such term is modified in sections 13(d) and 14(d) of the Exchange Act), excluding a group of persons including the Participant, is or becomes the “beneficial owner” (as defined in Rule 13(d)(3) under the Exchange Act), directly or indirectly, of securities representing forty percent or more of the combined voting power of the Company’s then outstanding securities; (ii) individuals who, as of the Grant Date, constitute the Board of Directors of the Company (the “Incumbent Board”), cease for any reason to constitute a majority thereof (provided, however, that an individual becoming a director subsequent to the Grant Date whose election, or nomination for election by the Company’s stockholders, was approved by at least a majority of the directors then comprising the Incumbent Board shall be included within the definition of Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of either an actual election contest (or such terms used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a person other than the Board of Directors of the Company); or (iii) the stockholders of the Company consummate a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least fifty percent of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation.

3. Exercise of Option

(a) Form of Exercise. Each election to exercise this option shall be in writing, signed by the Participant, and received by the Company at its principal office, accompanied by this agreement, and payment in full in the manner provided in the Plan. Common Stock purchased upon the exercise of this option shall be paid for as follows

(1)	in cash or by check, payable to the order of the Company;

(2)	by (i) delivery of an irrevocable and unconditional undertaking by a creditworthy broker to deliver promptly to the Company sufficient funds to pay the exercise price and any required tax withholding or (ii) delivery by the Participant to the Company of a copy of irrevocable and unconditional instructions to a creditworthy broker to deliver promptly to the Company cash or a check sufficient to pay the exercise price and any required tax withholding;

(3)	when the Common Stock is registered under the Securities and Exchange Act of 1934, as amended, by delivery of shares of Common Stock owned by the Participant valued at their fair market value as determined by (or in a manner approved by) the board of directors of the Company (the “Board”) in good faith (“Fair Market Value”), provided (i) such method of payment is then permitted under applicable law and (ii) such Common Stock, if acquired directly from the Company was owned by the Participant at least six months prior to such delivery;

(4)	to the extent permitted under applicable law and permitted by the Board, in its sole discretion, provided that at least an amount equal to the par value of the Common Stock being purchased shall be paid in cash; or

(5)	by any combination of the above permitted forms of payment.

The Participant may purchase less than the number of shares covered hereby, provided that no partial exercise of this option may be for any fractional share or for fewer than ten whole shares.

(b) Continuous Relationship with the Company Required. Except as otherwise provided in this Section 3, this option may not be exercised unless the Participant, at the time he or she exercises this option, is, and has been at all times since the Grant Date, an employee or officer of, or consultant or advisor to, the Company or any parent or subsidiary of the Company as defined in Section 424(e) or (f) of the Code (an “Eligible Participant”).

(c) Termination of Relationship with the Company. If the Participant ceases to be an Eligible Participant for any reason, then, except as provided in paragraphs (d) and (e) below, the right to exercise this option shall terminate 30 days after such cessation (but in no event after the Final Exercise Date), provided that this option shall be exercisable only to the extent that the Participant was entitled to exercise this option on the date of such cessation. Notwithstanding the foregoing, if the Participant, prior to the Final Exercise Date, violates the non-competition or confidentiality provisions of any employment contract, confidentiality and nondisclosure agreement, other agreements between the Participant and the Company, including the confidentiality provisions of Section 4 of this Agreement, the right to exercise this option shall terminate immediately upon such violation.

(d) Exercise Period Upon Death or Disability. If the Participant dies or becomes disabled (within the meaning of Section 22(e)(3) of the Code) prior to the Final Exercise Date while he or she is an Eligible Participant and the Company has not terminated such relationship for “cause” as specified in paragraph (e) below, this option shall be exercisable, within the period of 90 days following the date of death or disability of the Participant, by the Participant (or in the case of death by an authorized transferee), provided that this option shall be exercisable only to the extent that this option was exercisable by the Participant on the date of his or her death or disability, and further provided that this option shall not be exercisable after the Final Exercise Date.

(e) Discharge for Cause. If the Participant, prior to the Final Exercise Date, is discharged by the Company for “cause” (as defined below), the right to exercise this option shall terminate immediately upon the effective date of such discharge. “Cause” shall mean willful misconduct by the Participant or willful failure by the Participant to perform his or her responsibilities to the Company (including breach by the Participant of any provision of any employment, consulting, advisory, nondisclosure, non-competition or other similar agreement between the Participant and the Company), as determined by the Company, which determination shall be conclusive. The Participant shall be considered to have been discharged for “cause” if the Company determines, within 30 days after the Participant’s resignation, that discharge for cause was warranted.

(f) Right to Exercise. The Participant’s right to exercise this option and to retain any gains upon a sale or other disposition of the Shares therefrom is subject to the Participant’s compliance with the covenants set forth in Section 4 hereof.

4. Optionee’s Covenants. For and in consideration of the option hereunder, the Participant agrees to the provisions of this Section 4.

(a) Confidential Information. As used in this Section 4, “Confidential Information” shall mean the Company’s trade secrets and other non-public proprietary information relating to the Company or the business of the Company, including information relating to financial statements, customer lists and identities, potential customers, customer contacts, employee skills and compensation, employee data, suppliers, acquisition targets, servicing methods, equipment, programs, strategies and information, analyses, marketing plans and strategies, profit margins, financial, promotional, marketing, training or operational information, and other information developed or used by the Company that is not known generally to the public or the industry. Confidential Information shall not include any information that is in the public domain or becomes known in the public domain through no wrongful act on the part of the Participant.

(b) Non-Disclosure. The Participant agrees that the Confidential Information is a valuable, special and unique asset of the Company’s business, that such Confidential Information is important to the Company and the effective operation of the Company’s business, and that during employment with the Company and at all times thereafter, the Participant shall not, directly or indirectly, disclose to any competitor or other person or entity (other than current employees of the Company) any Confidential Information that the Participant obtains while performing services for the Company, except as may be required in the Participant’s reasonable judgment to fulfill his duties hereunder or to comply with any applicable legal obligation.

(c) Non-Competition; Non-Solicitation.

(1) During the Participant’s employment with the Company and for the period of six months immediately after the termination of the Participant’s employment with the Company for any cause whatsoever, the Participant shall not invest in (other than in a publicly traded company with a maximum investment of no more than 1% of outstanding shares), counsel, advise, consult or be otherwise engaged or employed by any entity or enterprise (“Competitor”) that competes with (i) the Company’s business of providing Medicaid managed care services, Medicaid-related services, and behavior health, nurse triage and pharmacy compliance specialty services or (ii) any other business in which, after the Grant Date, the Company becomes engaged (or has taken substantial steps in which to become engaged) on or prior to the date of termination of the Participant’s employment, regarding which business the Participant has acquired confidential information, and regarding which business constitutes (or is expected to constitute if only then recently commenced) more than 5% of the annual gross revenues of the Company or, as conducted by such Competitor, more than 35% of the Competitor’s annual gross revenues.

(2) During the Participant’s employment with the Company and for the period of twelve months immediately after the termination of the Participant’s employment with the Company for any cause whatsoever (“Restricted Period”), the Participant will not, either directly or indirectly, either for himself or for any other person, firm, company or corporation, call upon, solicit, divert, or take away, or attempt to solicit, divert or take away any of the customers, prospective customers, business, vendors or suppliers of the Company that the Participant had dealings with, or responsibility for, or the Participant had access to, confidential information of such customers, vendors or suppliers.

(3) The Participant shall not, at any time during the Restricted Period, without the prior written consent of the Company, (i) directly or indirectly, solicit, recruit or employ (whether as an employee, officer, director, agent, consultant or independent contractor) any person who was or is at any time during the previous six months an employee, representative, officer or director of the Company; or (ii) take any action to encourage or induce any employee, representative, officer or director of the Company to cease their relationship with the Company for any reason.

(d) Enforcement. If any of the provisions or subparts of this Section 4 shall be held to be invalid or unenforceable by a court of competent jurisdiction, the remaining provisions or subparts thereof shall nevertheless continue to be valid and enforceable according to their terms. Further, if any restriction contained in the provisions or subparts of this Section 4 is held to be overbroad or unreasonable as written, the parties agree that the applicable provision should be considered to be amended to reflect the maximum period, scope or geographical area deemed reasonable and enforceable by the court and enforced as amended.

(e) Remedy for Breach.

(1) Because the Participant’s services are unique and because the Participant has access to the Company’s Confidential Information, the parties agree that any breach or threatened breach of this Section 4 will cause irreparable harm to the Company and that money damages alone would be an inadequate remedy. The parties therefore agree that, in the event of any breach or threatened breach of this Section 4, and in addition to all other rights and remedies available to it, the Company may apply to any court of competent jurisdiction for specific performance and/or injunctive or other relief, without a bond, in order to enforce or prevent any violations of the provisions of this Section 4.

(2) The Participant acknowledges and agrees that nothing contained herein shall be construed to be an excessive remedy to prohibit the Company from pursuing any other remedies available to it for such actual or threatened breach, including but not limited to the recovery of money damages, proximately caused by the Participant’s breach of this Section 4.

(f) Survival. The provisions of this Section 4 shall survive and continue in full force in accordance with their terms notwithstanding any forfeiture, termination or expiration of this option in accordance with its terms or any termination of the Participant’s employment for any reason (whether voluntary or involuntary).

5. Tax Matters

(a) Withholding. No Shares will be issued pursuant to the exercise of this option unless and until the Participant pays to the Company, or makes provision satisfactory to the Company for payment of, any federal, state or local withholding taxes required by law to be withheld in respect of this option.

(b) Disqualifying Disposition. If the Participant disposes of Shares acquired upon exercise of this option within two years from the Grant Date or one year after such Shares were acquired pursuant to exercise of this option, the Participant shall notify the Company in writing of such disposition.

6. Nontransferability of Option

This option may not be sold, assigned, transferred, pledged or otherwise encumbered by the Participant, either voluntarily or by operation of law, except by will or the laws of descent and distribution, and, during the lifetime of the Participant, this option shall be exercisable only by the Participant.

7. Provisions of the Plan

This option is subject to the provisions of the Plan, a copy of which is furnished to the Participant with this option.

IN WITNESS WHEREOF, the Company has caused this option to be executed under its corporate seal by its duly authorized officer. This option shall take effect as a sealed instrument.

CENTENE CORPORATION

By:
Name:
Title

PARTICIPANT’S ACCEPTANCE

The undersigned hereby accepts the foregoing option and agrees to the terms and conditions thereof. The undersigned hereby acknowledges receipt of a copy of the Company’s 2003 Amended and Restated Stock Incentive Plan.

PARTICIPANT:

Dated:

Address: